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            EXHIBIT 23     CONSENT OF CLIFTON D. BODIFORD, CPA



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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



      I consent to the incorporation by reference in the Registration Statement on Form S-8 of DutchFork Bancshares, Inc. 2001 Stock Based Incentive Plan of my report dated November 3, 2000, relating to the consolidated balance sheet of DutchFork Bancshares, Inc. as of September 30, 2000, and the related consolidated statements of income, comprehensive operations, changes in stockholders' equity and cash flows for the two year period then ended.







                                        /s/ Clifton D. Bodiford
                                        ---------------------------------
                                        Clifton D. Bodiford
                                        Certified Public Accountant


Columbia, South Carolina
March 9, 2001